ACTIVE APPAREL GROUP, INC.
                             1993 STOCK OPTION PLAN




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                           ACTIVE APPAREL GROUP, INC.

                             1993 STOCK OPTION PLAN


         1.       PURPOSE OF THE PLAN.

         This stock option plan (the "Plan") is intended to encourage ownership of the stock of Active Apparel Group, Inc. (the "Company") by (a) officers and other employees of the Company and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) directors, officers, employees, consultants and advisors of the Company and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as "incentive stock options" under the Code.

         2.       STOCK SUBJECT TO THE PLAN.

                  (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, par value $.01 per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 443,900 shares subject to adjustment as provided in Section 12 hereof.

                  (b) If an option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

                  (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as shall be determined by the Board of Directors and set forth in the option agreement.

         3. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Board of Directors of the Company. A majority of the members of the Board of Directors shall constitute a quorum, and any action may be taken by a majority of those present and voting at any meeting. The decision of the Board of Directors as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board of Directors may, in its sole discretion, grant options to purchase shares of the Company's Common Stock and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, and to make all other determinations in the

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judgment of the Board necessary or desirable for the administration of the Plan.
The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may, in its discretion, delegate its power, duties and responsibilities to a committee, consisting of two or more members of the Board of Directors, all of whom are "disinterested persons" (as hereinafter defined) (the "Committee"). If the Committee is so appointed, all references to the Board of Directors herein shall mean and relate to the Committee, unless the context otherwise requires.

                  (b) Any option granted to a Director of the Company shall only be granted (i) by the Board of Directors, all of the members of which are "disinterested persons" (as hereinafter defined) or (ii) by the Committee, appointed as described above and all of whom are "disinterested persons." Directors who are not otherwise employees of the Company shall not be eligible to be granted an option under the Plan. The preceding sentences shall not apply with respect to any options granted prior to the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934.

                  (c) For the purposes of the Plan, a director or member of the Committee shall be deemed to be "disinterested" only if such-person qualifies as a "disinterested person" within the meaning of paragraph (c)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as such term is interpreted from time to time.

         4.       TYPE OF OPTIONS.

         Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a committee designated by the Board of Directors) and may be designated as either incentive stock options meeting the requirements of Section 422 of the Code or as non-qualified options which are not intended to meet the requirements of Section 422 of the Code, the designation to be in the sole discretion of the Board of Directors. Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified options automatically without further action by the Board of Directors on the date of such failure to continue to meet the requirements of Section 422 of the Code.

         5.       ELIGIBILITY.

         Options designated as incentive stock options may be granted only to officers and other employees of the Company or any present or future subsidiary of the Company (herein called "subsidiary" or "subsidiaries") as defined in
Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Treasury Regulations"). Options designated as non-qualified options may be granted to the directors, officers, employees, consultants and advisors of the Company and any of its subsidiaries.


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         In  determining  the  eligibility  of an  individual  to be  granted an option, as well as in determining the number of shares to be optioned to any individual, the Board of Directors shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board of Directors may deem relevant.

         No option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its -fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of
Section 7 hereof shall apply.

         6.       OPTION AGREEMENT.

         Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board of Directors, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee.

         7.       OPTION PRICE.

         The option price of shares of the Company's Common Stock for options designated as non-qualified stock options shall be as determined by the Board of Directors. The option price of shares of the Company's Common Stock for options designated as incentive stock options shall be the fair market value of such Common Stock at the time the option is granted as determined by the Board of Directors in accordance with the Treasury Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the business day immediately preceding the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in

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the National  Association  of  Securities  Dealers  Automated  Quotation  System
National Market System ("NASDAQ/NMS") for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the-highest and-lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NMS, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section
25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board of Directors.

         8.       MANNER OF PAYMENT; MANNER OF EXERCISE.

                  (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check payable to the order of the Company in an amount equal to the exercise price of such options.

                  (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, within thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

         9.       EXERCISE OF OPTIONS.

         Each option granted under the Plan shall,  subject to Section 10(b) and
Section 12 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant.

         The the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on-a-cumulative basis, until the expiration of the exercise period.

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         10.      TERM OF OPTIONS; EXERCISABILITY.

                  (a)      TERM.

                  (1) Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                  (2) If an employee optionee is terminated for Cause (as defined below) or voluntarily terminates his employment with the Company or one of its subsidiaries, at any time, for any reason or for no reason, in either such case, the option granted to such employee shall terminate, with respect to any shares subject to options exercisable on the date of such termination, on the tenth day following such termination, or on the date on which the option expires by its own terms, whichever occurs first, and, with respect to any shares subject to options not exercisable on the date of such termination, on the date of such termination. For purposes of the Plan, the term "Cause" shall mean the determination of the Board of Directors of the Company that any one or more of the following events has occurred and is continuing on the date of such determination: (i) substantial and continuing neglect or inattention by the employee optionee of duties of his employment; (ii) willful misconduct or gross negligence of the employee optionee in connection with the performance of such duties; or (iii) the conviction of the employee optionee of a felony, either in connection with the performance of his obligations to the Company or which shall adversely affect the employee optionee's ability to perform such obligations.

                  (3) If an employee optionee is terminated by the Company without Cause, at any time, or in the event of the termination of the employee optionee's employment with the Company due to the death or disability of the employee optionee, the option granted to such employee shall terminate, with respect to any shares subject to options exercisable on the date of such termination, on the 90th day following such termination, or on the date of the option expires by its own terms, whichever occurs first, and, with respect to any shares subject to options not exercisable on the date of such termination, on the date of such termination.

                  (b)      EXERCISABILITY.

         An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries, at any time, for any reason or for no reason, shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

         11.      OPTIONS NOT TRANSFERABLE.

         The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee and any such option shall be exercisable during the lifetime of such optionee only by him. Any option granted under the Plan shall be null and void and without effect


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upon the  bankruptcy of the optionee to whom the option is granted,  or upon any attempted assignment or transfer, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

         12.      RECAPITALIZATIONS, REORGANIZATIONS AND THE LIKE.

         The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, Preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

         If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if one or more corporations is merged into the Company or there is a consolidation of the Company and one or more corporations in which the Company is the surviving corporation and, in either such case, shares of Common Stock of the Company are converted into cash, securities or other property other than shares of the Common Stock of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, cash, securities or other property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board of Directors may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board or (iii) all outstanding options may be cancelled by the Board of Directors as of the effective date of any such merger,

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consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Board of Directors shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

         13.      NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board of Directors at the time.

         14.      WITHHOLDING.

         The Company's obligation to deliver shares upon the exercise of the an option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements.

         15.      RESTRICTIONS ON ISSUE OF SHARES.

                  (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

                    (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or


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                    (ii)  Counsel for the  Company  shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

                  (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

         16.      PURCHASE FOR INVESTMENT.

         Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

         17.      MODIFICATION OF OUTSTANDING OPTIONS.

         The Board of Directors may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan and so long as such amendment does not violate any contractual obligations of the Company.

         18.      APPROVAL OF STOCKHOLDERS.

         The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting, or by written consent of a majority of the stockholders, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board upon such approval. The Board of Directors may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.


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         19.      TERMINATION AND AMENDMENT OF PLAN.

         Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable so long as such modification or amendment does not conflict with contractual obligations of the Company; provided, however, that except as provided in
Section 12, the Board of Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 18, increase the maximum number of shares for which options may be granted. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, adversely affect his or her rights under an option theretofore granted to him or her.

         20.      RESERVATION OF STOCK.

         The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

         21.      LIMITATION OF RIGHTS IN THE OPTION SHARES.

         An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

         22.      NOTICES.

         Any communication or notice required or permitted to be given under the Plan shall be in writing and shall be deemed duly given if hand-delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

                           (a)      If to the Company:

                                            Active Apparel Group, Inc.
                                            1350 Broadway
                                            Suite 2300
                                            New York, NY 10018
                                            Attn: President

                                    With a copy to:

                                            Hutchins & Wheeler
                                            101 Federal Street

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                                           Boston, MA 02110
                                           Attn: Michael J. Riccio, Jr., Esquire

                           (b) If to an Optionee:

                                           To the most recent address furnished
                                           in writing to the Company by the
                                           Optionee,

unless and until notice of another or different address shall be given as provided herein.




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Adopted by the Board of Directors:

Approved by the Stockholders:


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